Exhibit 10.3

EIGHTH AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS EIGHTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of October 31, 2022, is entered into by and among TERRAN ORBITAL OPERATING CORPORATION, a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Note Purchase Agreement referred to below) identified on the signature pages hereof, the purchasers identified on the signature pages hereof (such purchasers, and the other purchasers party to the below defined Note Purchase Agreement, together with their respective successors and permitted assigns, each individually, a “Purchaser”, and collectively, the “Purchasers”), and LOCKHEED MARTIN CORPORATION, a Maryland corporation (“Lockheed Martin”), as Authorized Representative for the Purchasers (in such capacity, together with its successors and assigns in such capacity, the “Authorized Representative”):

W I T N E S S E T H

WHEREAS, Issuer, the Guarantors from time to time party thereto, the Purchasers and the Authorized Representative are parties to that certain Note Purchase Agreement, dated as of March 8, 2021, as amended by that certain First Amendment to Note Purchase Agreement, dated as of April 30, 2021, as further amended by that certain Second Amendment to Note Purchase Agreement, dated as of May 21, 2021, as further amended by that certain Third Amendment to Note Purchase Agreement, dated as of June 7, 2021, as further amended by that certain Fourth Amendment to Note Purchase Agreement, dated as of October 28, 2021, as further amended by that certain Fifth Amendment to Note Purchase Agreement, dated as of November 24, 2021, as further amended by that certain Sixth Amendment to Note Purchase Agreement, dated as of March 9, 2022, and as further amended by that certain Seventh Amendment to Note Purchase Agreement, dated as of March 25, 2022, and as supplemented by that certain Joinder Agreement dated April 4, 2022 (the “Existing Note Purchase Agreement,” and the Existing Note Purchase Agreement as amended hereby, the “Note Purchase Agreement”), pursuant to which the Issuer issued and the Purchasers purchased Senior Secured Notes due 2026 in an aggregate original principal amount of $86,859,108 (the “Notes”);

WHEREAS, the Collateral Agent transferred substantially all of its corporate trust business to U.S. Bank Trust Company, National Association, including with respect to the Note Documents on October 11, 2022, which by operation of law and as successor in interest to U.S. Bank National Association became the Collateral Agent under the Note Documents;

WHEREAS, Terran Orbital Corporation (the “Parent”), as issuer, and the Issuer and the Guarantors (other than the Parent), as guarantors, propose to enter into that certain Convertible Note and Warrant Purchase Agreement (the “Convertible Note Purchase Agreement”), to be dated on the date hereof, with the purchasers party thereto (the “Convertible Note Purchasers”), and U.S. Bank Trust Company, National Association, as collateral agent for the Convertible Note Purchasers, pursuant to which the Parent will issue and the Convertible Note Purchasers will purchase second lien senior secured convertible notes due 2027 in an aggregate original amount of $100,000,000 (collectively, the “Convertible Notes”);

WHEREAS, the Issuer has requested that the Authorized Representative and the Purchasers amend the Existing Note Purchase Agreement to, among other things, permit the purchase and sale of the Convertible Notes and the other transactions contemplated by the Convertible Note Purchase Agreement upon the terms and conditions set forth therein; and

WHEREAS, upon the terms and conditions set forth herein, the Authorized Representative and the Purchasers are willing to amend the Existing Note Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.
2.
Amendments to Note Purchase Agreement. Subject to the satisfaction (or waiver in writing by the Authorized Representative) of the conditions precedent set forth in Section 3 hereof, the Existing Note Purchase Agreement shall be amended as follows:
(a)
Section 1.01 of the Existing Note Purchase Agreement shall be amended to (i) remove “Equity Raise Milestone I” and “Equity Raise Milestone II” from the definitions and (ii) add the following definitions in the appropriate alphabetical order therein:

““Consolidated Cash Interest Expense” shall mean Consolidated Interest Expense payable in cash (which shall be calculated net of interest income of the Acquiror and its Subsidiaries paid in cash) plus any interest paid-in-kind with respect to the FP Notes, the Convertible Notes and the Notes.”

“Consolidated Interest Coverage Ratio” means, for any Test Period, the ratio of (a) Consolidated Adjusted EBITDA for such Test Period to (b) Consolidated Cash Interest Expense for such Test Period.

“Convertible Note Documents” means the Convertible Note Purchase Agreement and all other Note Documents (as such term is defined in the Convertible Note Purchase Agreement), in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Convertible Note Purchase Agreement” means that certain Convertible Note and Warrant Purchase Agreement dated as of the Eighth Amendment Effective Date, by and among the Acquiror, as issuer, the other Note Parties, as guarantors, U.S. Bank Trust Company, National Association, as collateral agent, and Lockheed Martin and the other purchasers from time to time party thereto, as amended restated, supplemented or otherwise modified from time to time.

“Convertible Notes” means the senior secured convertible notes in an aggregate original principal amount of $100,000,000 issued pursuant to the Convertible Note Purchase Agreement on the Eighth Amendment Effective Date.

“Eighth Amendment” means that certain Eighth Amendment to Note Purchase Agreement, dated as of the Eighth Amendment Effective Date, by and among the Issuer, the Guarantors, the Authorized Representative, and the Collateral Agent.

“Eighth Amendment Effective Date” means October 31, 2022.

“First Lien/Second Lien Intercreditor Agreement” means that certain First Lien/Second Lien Intercreditor Agreement dated as of the Eighth Amendment Effective Date, by and among the Note Parties, the Collateral Agent, Wilmington Savings Fund Society, FSB, as collateral agent for the FP Notes Secured Parties (as defined therein), and U.S. Bank Trust Company, National Association, as collateral agent for the Second Lien Secured Parties (as defined therein), as amended, restated, supplemented or otherwise modified from time to time.

“LM Warrants” means the “Warrants” as defined in, and issued pursuant to, the Convertible Note Purchase Agreement.”

(b)
Clause (c) of the definition of “Change of Control” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(c) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), (i) other than Lockheed Martin, Marc Bell, Stacy N. Previte, Anthony L. Previte Declaration of Trust dated June 10, 2022 or Daniel Staton shall have (x) acquired beneficial ownership or control of 35% or more on a fully diluted basis of the voting interest in the Equity Interests of the Acquiror or (y) obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of the Acquiror or (ii) other than Lockheed Martin, shall have acquired beneficial ownership or control of 50% or more on a fully diluted basis of the voting in the Equity Interests of the Issuer; or”

(c)
Clause (f) of the definition of “Change of Control” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(f) any “change of control” or similar event (however denominated, including, without limitation, any Fundamental Change (as defined in the Convertible Note Purchase Agreement)) shall occur under the FP Note Purchase Agreement, the Convertible Note Purchase Agreement, any indenture or other agreement with respect to Material Indebtedness of any Note Party or any of its Subsidiaries;”

(d)
The definition of “Collateral Agent” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Collateral Agent” means U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), in its capacity as collateral agent for the Secured Parties pursuant to the Collateral Agency and Intercreditor Agreement, or any successor collateral agent appointed in accordance with the Collateral Agency and Intercreditor Agreement.””

(e)
The definition of “Combination Closing Date” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Combination Closing Date” means March 25, 2022.”

(f)
The definition of “Delayed Draw Warrants” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Delayed Draw Warrants” means the warrants to purchase shares of common stock of Acquiror issued pursuant to that certain Stock and Warrant Purchase Agreement, dated as of March 25, 2022, among Acquiror and the purchasers party thereto.”

(g)
The definition of “Disqualified Capital Stock” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the one hundred and eighty-first (181st) day after the Maturity Date, (b) requires the payment of any cash dividends at any time prior to the one hundred and eighty-first (181st) day after the Maturity Date, (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations, or (d) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a), (b) or (c) above, in each case at any time prior to the one hundred and eighty-first (181st) day after the Maturity Date; provided that Delayed Draw Warrants, the Convertible Notes and the LM Warrants shall not constitute Disqualified Capital Stock.”

(h)
The definition of “Equity Interests” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, that for the avoidance of doubt, Equity Interests shall be deemed not to include the Convertible Notes.”

(i)
The definition of “Extraordinary Receipts” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Extraordinary Receipts” means any cash or Cash Equivalents actually received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance, condemnation awards (and payments in lieu thereof) (other than Net Cash Proceeds of any Involuntary Disposition) and indemnity payments.”

(j)
The definition of “FP Note Purchase Agreement” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

““FP Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of November 24, 2021, by and among the Issuer, the other Note Parties, Wilmington Savings Fund

Society, FSB, as administrative agent and collateral agent, and FP and the other purchasers from time to time party thereto, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of March 9, 2022, that certain Amendment No. 2 to Note Purchase Agreement, dated as of March 25, 2022 and that certain Amendment No. 3 to Note Purchase Agreement, dated as of the Eighth Amendment Effective Date, as amended restated, supplemented or otherwise modified from time to time.”

(k)
The definition of “Funded Indebtedness” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Funded Indebtedness” means, as of any date, all Indebtedness of such Person of the types described in clauses (a) through (c), (e), (f) and (k) and, solely with respect to letters of credit, bankers’ acceptances and similar instruments that have been drawn but not yet reimbursed, clause (d) of the definition of “Indebtedness”, to the extent reflected as a liability on the balance sheet of such Person in accordance with GAAP; provided that Funded Indebtedness shall be deemed not to include the Staton Payment Obligations, the Convertible Notes, the Notes or the FP Notes (including, with respect to the Convertible Notes, the Notes and the FP Notes, any interest paid-in-kind in respect thereof).”

(l)
The definition of “Note Documents” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Note Documents” means this Agreement, the First Amendment to Note Purchase Agreement dated as of April 30, 2021, the Second Amendment to Note Purchase Agreement dated as of May 21, 2021, the Third Amendment to Note Purchase Agreement dated as of June 7, 2021, the Fourth Amendment to Note Purchase Agreement dated as of October 28, 2021, the Fifth Amendment to Note Purchase Agreement dated as of November 24, 2021, the Sixth Amendment to Note Purchase Agreement dated as of March 9, 2022, the Seventh Amendment, the Eighth Amendment, each Note, each Joinder Agreement, the Collateral Documents, the Collateral Agency, the Intercreditor Agreement, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement.”

(m)
The definition of “Strategic Cooperation Agreement” in Section 1.01 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

““Strategic Cooperation Agreement” means the 2022 Strategic Cooperation Agreement, dated as of the Eighth Amendment Effective Date among the Issuer, Lockheed Martin and the other entities party thereto, as amended restated, supplemented or otherwise modified from time to time.”

(n)
The reference to “the Seventh Amendment Effective Date” in Section 6.13(c) of the Existing Note Purchase Agreement shall be deleted and replaced with “the Eighth Amendment Effective Date”.
(o)
The reference to “the FP Note Purchase Agreement” in Section 7.01(a) of the Existing Note Purchase Agreement shall be deleted and replaced with “the FP Note Purchase Agreement or the Convertible Note Purchase Agreement”.
(p)
Section 7.02(a) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Issuer, certifying as to (x) compliance with the financial covenants contained in Section 8.17, including a calculation of the amount of unrestricted cash and Cash Equivalents required by Section 8.17(a), and (y) whether a Default has occurred and is continuing as of the date thereof and, if a Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) a written summary, such as the summary included within the financial statements delivered pursuant to Section 7.01(a), describing how any changes in GAAP during such period directly and materially impacted such financial statements;”

(q)
Section 7.03 of the Existing Note Purchase Agreement shall be amended to add the following new clause (h):

“Promptly (and in any event, within three (3) Business Days following the execution and delivery thereof) provide the Collateral Agent and each Purchaser with a copy of any amendment to the Convertible Note Purchase Agreement or the FP Note Purchase Agreement.”

(r)
The references to “the FP Note Documents” and “the FP Notes” in Section 7.12 of the Existing Note Purchase Agreement shall be deleted and replaced with “the FP Note Documents or the Convertible Note Documents” and “the FP Notes or the Convertible Notes”, respectively.
(s)
Section 8.01(r) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(r) Liens pursuant to any FP Note Document; provided that such Liens are subject to the First Lien Intercreditor Agreement and (ii) Liens pursuant to any Convertible Note Document; provided that such Liens are subject to the First Lien/Second Lien Intercreditor Agreement.”

(t)
Section 8.03(h) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(h) Indebtedness in respect of the FP Notes; provided that (i) such Indebtedness is subject to the First Lien Intercreditor Agreement and (ii) the aggregate outstanding principal balance of such Indebtedness does not exceed (x) prior to the Combination Closing Date, $54,000,000 (other than any interest paid-in-kind in accordance with the FP Note Purchase Agreement as in effect on the Seventh Amendment Effective Date) and (y) on and after the Combination Closing Date, $119,000,000 (other than any interest paid-in-kind in accordance with the FP Note Purchase Agreement as in effect on the Seventh Amendment Effective Date);”

(u)
Section 8.03 of the Existing Note Purchase Agreement shall be amended to delete “and” from the end of clause (o), replace the period at the end of clause (p) with “; and” and add the following new clause (q):

“(q) Indebtedness in respect of the Convertible Notes; provided that such Indebtedness is subject to the First Lien/Second Lien Intercreditor Agreement.”

(v)
Section 8.06(g) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(g) after the Combination Closing Date, the repurchase, redemption or other acquisition for value of Equity Interests of the Acquiror in connection with paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Acquiror, or in connection with the exercise of warrants (including, without limitation, the LM Warrants), options or other securities that are convertible or exchangeable, or in connection with the conversion of any convertible Indebtedness (including, without limitation, the Convertible Notes), in each case, in a manner otherwise permitted under this Agreement;”

(w)
Section 8.06(i) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(i) after the Combination Closing Date, provided that (i) no Event of Default shall exist at the time of such Restricted Payment or would result therefrom, (ii) after giving effect to such Restricted Payment, the Note Parties are in compliance with Section 8.17 on a pro forma basis, and (iii) the Staton Cash Payment Obligations are subordinated to all Obligations pursuant to a subordination agreement in form and substance reasonably satisfactory to the Purchasers, the Staton Payment Obligations, in an amount equal to $30,000,000 to be paid in sixteen quarterly installments, in which the first four quarterly installments of $1,875,000 during the first twelve months following the Combination Closing Date shall be paid in cash and the remaining quarterly installments thereafter shall be paid, at the Acquiror’s election, (x) in the common stock of the Acquiror or (y) in cash; provided that for the avoidance of doubt, nothing herein shall prevent the Staton Payment Obligations from being paid in the form of common stock in accordance with the terms of the Staton Subscription Agreement; and”

(x)
Section 8.06 of the Existing Note Purchase Agreement shall be amended to delete “and” from the end of clause (h), replace the period at the end of clause (i) with “; and” and add the following new clause (j):

“(j) the repurchase of the Delayed Draw Warrants as required pursuant to the terms thereof.”

(y)
Section 8.09 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Note Party or Subsidiary, (ii) pay any Indebtedness or other obligations owed to any Note Party or Subsidiary, (iii) make loans or advances to any Note Party or Subsidiary, (iv) transfer any of its property to any Note Party or Subsidiary, (v) pledge its property pursuant to the Note Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Note Party pursuant to the Note Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (1) this Agreement and the other Note Documents, (2) each of the FP Note Documents or the Convertible Note Documents; provided, that the restrictions set forth in such document(s) are no more restrictive to the Note Parties than the restrictions set forth in the Note Documents, (3) any Working Capital Facility and related documents; provided, that the restrictions set forth therein, taken as a whole, are no more restrictive to the Note Parties than the restrictions set forth in the Note Documents (other than any restrictions unique to a Working Capital Facility or revolving facility), (4) any document or instrument governing Indebtedness incurred pursuant to Sections 8.03(e), provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (5) customary provisions restricting assignment of any agreement entered into by the Issuer or any Subsidiary in the ordinary course of business, or (6) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations other than the FP Note Documents, the Convertible Note Documents or any Working Capital Facility.”

(z)
Section 8.11 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“8.11 Prepayment of Other Indebtedness,

Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or voluntary or optional redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Note Party or any Subsidiary (each of the foregoing, a “Junior Debt Restricted Payment”), other than (a) Indebtedness arising under the Note Documents, (b) Indebtedness arising under the FP Note Documents so long as the Notes are concurrently prepaid on a pro rata basis (as determined in accordance with Section 2.12 of the First Lien Intercreditor Agreement), (c) Indebtedness permitted by Section 8.03(e) (solely to the extent made with the proceeds of additional issuances of Indebtedness permitted under Section 8.03(e)), (d) other Indebtedness (other than Indebtedness arising under the FP Note Documents and the Convertible Note Documents) so long as the aggregate principal amount of Junior Debt Restricted Payments pursuant to this clause (d) does not exceed (x) prior to the Combination Closing Date, $500,000 in the aggregate and (y) on and after the Combination Closing Date, $5,000,000 in the aggregate together with Restricted Payments made pursuant to Section 8.06(h), (e) provided that no Default or Event of Default shall exist at the time of such payment, Indebtedness with respect to Working Capital Facilities, (f) after the Combination Closing Date, provided that (i) no Event of Default shall exist at the time of such payment or would result therefrom and (ii) the Staton Cash Payment Obligations shall be subordinated to all Obligations pursuant to a subordination agreement in form and substance reasonably satisfactory to the Purchasers, payment by the Acquiror of its obligations (the “Staton Payment Obligations” and any such obligations payable in cash, the “Staton Cash Payment Obligations”) to Staton in connection with any PIPE investment made by such entities as set forth in the Staton Subscription Agreement (as in effect on the Fifth Amendment Effective Date and without giving effect to any amendments or modifications thereto in any manner adverse to the interests of the Purchasers) between the Acquiror and Staton, in an amount equal to $30,000,000 to be paid in sixteen quarterly installments, in which the first four quarterly installments of $1,875,000 during the first twelve months following the Combination Closing Date shall be paid in cash and the remaining quarterly installments thereafter shall be paid, at the Acquiror’s election, (x) in the common stock of the Acquiror or (y) in cash (provided that, for the avoidance of doubt, nothing herein shall prevent the Staton Payment Obligations from being paid in the form of common stock in accordance with the terms of the Staton Subscription Agreement) and (g) (i) provided that no Default or Event of Default shall exist at the time of such payment or would result therefrom, so long as the Consolidated Interest Coverage Ratio of the Acquiror and its Subsidiaries,

determined on a pro forma basis as of the last day of the most recently ended Test Period, is not less than 2.00:1.00, cash interest on the Convertible Notes, as set forth in Section 2.09 of the Convertible Note Purchase Agreement, (ii) Indebtedness arising under the Convertible Note Documents (x) so long as the Notes are concurrently prepaid or repaid in whole or (y) so long as no Default or Event of Default shall exist at the time of such payment or would result therefrom, such Indebtedness is repaid in whole or in part substantially concurrently solely with the proceeds of the sale of the Acquiror’s Qualified Capital Stock, and the Issuer shall have delivered a written notice of such sale and repayment five (5) Business Days prior to such event, and (iii) any payment of cash pursuant to Section 8.23 of the Convertible Note Purchase Agreement (for the avoidance of doubt, the parties hereto agree that any such payments shall constitute a Junior Debt Restricted Payment subject to this Section 8.11) (x) so long as the Notes are concurrently prepaid or repaid in whole or (y) so long as no Default or Event of Default shall exist at the time of such payment or would result therefrom, such cash payment is repaid in whole substantially concurrently solely with the proceeds of a sale of the Acquiror’s Qualified Capital Stock, and the Issuer shall have delivered a written notice of such sale and repayment five (5) Business Days prior to such event.”

(aa)
Section 8.12 of the Existing Note Purchase Agreement shall be amended to add the following new clause (g):

“(g) Amend, modify or change any term or condition of the Convertible Note Documents in any manner that (i) is not permitted pursuant to the First Lien/Second Lien Intercreditor Agreement or (ii) is otherwise materially adverse to the interests of the Purchasers.”

(bb)
Section 8.16(a)(iii) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“activities relating to the performance of obligations under the Note Documents, the FP Note Documents, the Convertible Note Documents and any Working Capital Facility,”

(cc)
Section 8.17(b) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“The Issuer shall not permit Consolidated Adjusted EBITDA, as of the last day of any Test Period, commencing with the fiscal quarter ending June 30, 2024 and each fiscal quarter thereafter, to be less than $0.00; provided that the commencement date of the foregoing covenant test will be extended by one fiscal quarter for every $25,000,000 of net cash proceeds received by the Issuer from the issuance of its Qualified Capital Stock, which for the avoidance of doubt shall not be subject to any redemption, escrow, holdback or other similar provisions; and, for the avoidance of doubt, shall not include the exercise of conversion rights by any purchaser under the Convertible Note Purchase Agreement provided, further that any such extension shall not take effect until the Purchasers have received a certificate of a Responsible Officer of the Issuer certifying as to the amount of net cash proceeds received by the Issuer from any such issuance of Qualified Capital Stock.”

(dd)
Section 9.01(r) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(r) FP Note Purchase Agreement or Convertible Note Purchase Agreement Default. Any Event of Default under and as defined in the FP Note Purchase Agreement or the Convertible Note Purchase Agreement shall occur;”

(ee)
Section 9.01(s) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(s) Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and BP Subordination Agreement. At any time after the execution and delivery thereof, the Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement or the BP Subordination Agreement shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void; or”

(ff)
The reference to “Subject to the Collateral Agency and Intercreditor Agreement” in Section 9.02 of the Existing Note Purchase Agreement shall be deleted and replaced with “Subject to the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement”.
(gg)
The reference to “subject to the terms of the First Lien Intercreditor Agreement” in Section 9.03 of the Existing Note Purchase Agreement shall be deleted and replaced with “subject to the terms of the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement”.
(hh)
Section 11.01(c) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“Each Purchaser hereby acknowledges that it has received and reviewed the Collateral Documents, the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and agrees to be bound by the terms thereof. Each Purchaser agrees to enter into the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement (and each Person that becomes a Purchaser under this Agreement after the Closing Date agrees to become a party to the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, in each case, pursuant to the joinder agreement in the form attached thereto) and hereby authorizes and directs the Authorized Representative to enter into the Collateral Agency, the Intercreditor Agreement, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement on behalf of such Purchaser and agrees that the Authorized Representative may (i) appoint (x) Lockheed Martin therein as initial Collateral Agent and (y) U.S. Bank Trust Company, National Association or any replacement Collateral Agent chosen by the Authorized Representative in accordance with Section 7.21 as Collateral Agent, in each case, thereunder and under the Collateral Documents and direct the initial Collateral Agent and the replacement Collateral Agent to enter into the Collateral Documents the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, in each case, on behalf of the Secured Parties and (ii) subject to the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, take (or direct the Collateral Agent to take) such other actions on its behalf as is contemplated by the terms of the Collateral Documents. Each Purchaser agrees to take such actions and enter into such agreements, amendments, assignments and other documents, reasonably requested by the Collateral Agent or the Authorized

Representative to effect the replacement of the Collateral Agent pursuant to Section 7.21, including any assignment, amendment or amendment and restatement of any of the Collateral Documents, the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement.”

(ii)
Section 11.01(d) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(d) Each of the Purchasers and the Authorized Representative acknowledges and agrees that the rights and remedies of the Purchasers, the Collateral Agent and the Authorized Representative hereunder and under the other Note Documents are subject to the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement.”

(jj)
Section 11.01(f) of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(f) Subject to the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, to the extent a decision or action requires the consent of the Required Majority Purchasers or Required Purchasers, the Authorized Representative shall only act (or refrain from acting) at the direction of the Required Purchasers or Required Majority Purchasers, as the case may be. Notwithstanding the foregoing, but subject to the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement, the Authorized Representative may exercise any discretionary rights and powers expressly contemplated hereby or by the other Note Documents or otherwise delegated to the Authorized Representative under any Note Document at the direction of the Required Majority Purchasers and without the consent of any other Purchaser.”

(kk)
The references to “Collateral Agency and Intercreditor Agreement” in Section 12.03 of the Existing Note Purchase Agreement shall be deleted and replaced with “Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement and/or the First Lien/Second Lien Intercreditor Agreement”.
(ll)
Section 12.08 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“If an Event of Default shall have occurred and be continuing, subject to Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement and/or the First Lien/Second Lien Intercreditor Agreement, each Purchaser and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Purchaser or any such Affiliate to or for the credit or the account of the Issuer or any other Note Party against any and all of the obligations of the Issuer or such Note Party now or hereafter existing under this Agreement or any other Note Document to such Purchaser or its Affiliates, irrespective of whether or not such Purchaser or Affiliate shall have made any demand under this Agreement or any other Note Document and although such obligations of the Issuer or such Note Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Purchaser different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Purchaser and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Purchaser or their respective Affiliates may have. Each Purchaser agrees to notify the Issuer promptly after any such setoff and application, provided, that, the failure to give such notice shall not affect the validity of such setoff and application.”

(mm)
Section 12.20 of the Existing Note Purchase Agreement shall be amended and restated in its entirety to read as follows:

“Notwithstanding anything to the contrary contained herein or in any other Note Document, (a) in the event of any conflict or inconsistency between this Agreement and any other Note Document (other than the Collateral Agency and Intercreditor Agreement, the First Lien Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement), the terms of this Agreement shall govern and control, (b) in the event of any conflict or inconsistency between the Collateral Agency and Intercreditor Agreement and any other Note Documents (including this Agreement, but excluding the First Lien Intercreditor Agreement), the terms of the Collateral Agency and Intercreditor Agreement shall govern and control and (c) in the event of any conflict or inconsistency between the First Lien Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement and any other Note Documents (including this Agreement and the Collateral Agency and Intercreditor Agreement), the terms of the First Lien Intercreditor Agreement and the First Lien/Second Lien Intercreditor Agreement shall govern and control. Each Note Party expressly acknowledges the terms in each of the Collateral Agency and Intercreditor Agreement and the First Lien Intercreditor Agreement and the rights granted to the Collateral Agent, the Authorized Representative and each Purchaser therein.”

(nn)
The reference to “the Intercreditor Agreement” in Section 12.21(a) of the Existing Note Purchase Agreement shall be deleted and replaced with “the First Lien Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement”.
(oo)
A new Section 12.27 is added to the Existing Note Purchase Agreement as follows:

“12.27 No Personal Obligations. Notwithstanding anything to the contrary contained herein or in any other Note Document, it is expressly understood and the Purchasers expressly agree that nothing contained herein or in any other Note Document or in any other document contemplated hereby or thereby (whether from a covenant, representation, warranty or other provision herein or therein) shall create, or be construed as creating, any personal liability of any stockholder, director, officer, member, partner, manager or employee of any of the Note Parties and their respective Subsidiaries in such Person’s capacity as such, with respect to (a) any payment obligation of any of the Note Parties or any of their respective Subsidiaries, (b) any obligation of the Note Parties or any of their respective Subsidiaries to perform any covenant, undertaking, indemnification or agreement, either express or implied, contained herein or in any other Note Document, (c) any representation or warranty contained herein or any other Note Document, (d) any other claim or liability to the Purchasers under or arising under this Agreement or any other Note Document or in any other document contemplated hereby or thereby, or (e) any credit extended or loan made; provided that nothing herein shall be deemed to be a waiver of claims arising from fraud.”

3.
Conditions Precedent to Amendment. The effectiveness of this Amendment is conditioned on the satisfaction in full, in a manner satisfactory to the Authorized Representative, or waiver, of the following conditions precedent:
(a)
Executed Amendment. The Authorized Representative shall have received a copy of this Amendment, duly executed and delivered by the parties hereto, and the same shall be in full force and effect.
(b)
FP NPA Amendment. An amendment to the FP Note Purchase Agreement, in form and substance satisfactory to the Authorized Representative and the Purchasers, shall have been executed and delivered by the parties thereto substantially concurrently with the execution and delivery of this Amendment.
(c)
First Lien/Second Lien Intercreditor Agreement. The First Lien/Second Lien Intercreditor Agreement, in form and substance satisfactory to the Authorized Representative and the Purchasers, shall have been executed and delivered by the parties thereto substantially concurrently with the execution and delivery of this Amendment.
(d)
Convertible Note Purchase Agreement. The Convertible Note Purchase Agreement and the other Convertible Note Documents, each in form and substance satisfactory to the Authorized Representative and the Purchasers, shall have been executed and delivered by the parties thereto substantially concurrently with the execution and delivery of this Amendment.
(e)
Strategic Cooperation Agreement. The Strategic Cooperation Agreement, in form and substance satisfactory to the Authorized Representative and the Purchasers, shall have been executed and delivered by the parties thereto substantially concurrently with the execution and delivery of this Amendment.
(f)
Costs; Expenses. The Issuer shall have paid all expenses, fees and charges of the Authorized Representative and BPC Lending II, LLC in accordance with Section 14 below.
(g)
Closing Certificate. Receipt by the Authorized Representative and the Purchasers of a certificate signed by a Responsible Officer of the Issuer certifying as of the date hereof, that:
(i)
the Parent and its Subsidiaries (after giving effect to the transactions contemplated hereby, including the issuance of the Convertible Notes substantially on the date hereof) are Solvent on a consolidated basis;
(ii)
no Default or Event of Default has occurred and is continuing as of the date hereof; and
(iii)
the Representations and Warranties specified in Section 4 hereto are true and correct as of the date hereof.
4.
Representations and Warranties. Each of Issuer and the Guarantors hereby represents and warrants to the Authorized Representative and the Purchasers as follows:
(a)
The execution, delivery and performance of this Amendment and such Note Party’s obligations hereunder have been duly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by each Note Party that is party thereto. This Amendment constitutes a legal, valid and binding obligation of each Note Party that is party thereto, enforceable against each such Note Party, subject to applicable Debtor Relief Laws or other Laws affecting creditors’ rights generally and subject to general principles of equity.
(b)
No Default or Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes a Default or an Event of Default, in each case, after giving effect to this Amendment.
(c)
The Note Parties and their Subsidiaries (after giving effect to the Transactions and the incurrence of Indebtedness related thereto) are Solvent on a consolidated basis.
(d)
After giving effect to this Amendment, the representations and warranties of the Note Parties contained in the Note Purchase Agreement and any other Note Documents, in each case, after giving effect to this Amendment, are true and correct in all material respects on and as of the date hereof, except that (x) any such representation and warranty that is qualified by materiality or a reference to Material Adverse Effect is true and correct in all respects on and as of the date hereof and (y) to the extent that any such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except that any such representation and warranty that is qualified by materiality or by reference to Material Adverse Effect is true and correct in all respects as of such earlier date).
5.
GOVERNING LAW; JURISDICTION; ETC.; WAIVER OF RIGHT TO JURY TRIAL; AND JUDGMENT CURRENCY. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW; JURISDICTION; ETC.; WAIVER OF RIGHT TO JURY TRIAL; AND JUDGMENT CURRENCY SET FORTH IN SECTIONS 12.13, 12.14 AND 12.15 OF THE NOTE PURCHASE AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
6.
Authority. Each of the Purchasers and the Authorized Representative hereby acknowledges that it has received and reviewed the First Lien/Second Lien Intercreditor Agreement and agrees to be bound by the terms thereof. Each of the Purchasers and the Authorized Representative hereby (i) authorizes and directs the Collateral Agent to enter into the First Lien/Second Lien Intercreditor Agreement as Collateral Agent on behalf of each such Purchaser and the Authorized Representative and (ii) subject to the Collateral Agency and Intercreditor Agreement and the First Lien Intercreditor Agreement, take (as directed by the Authorized Representative) such other actions as Collateral Agent on its behalf as is contemplated by the terms of the First Lien/Second Lien Intercreditor Agreement.
7.
Acknowledgment of Collateral Agent and Reaffirmation of Collateral Agent’s Obligations. Each of the Purchasers, the Issuer and the Authorized Representative hereby acknowledge that U.S. Bank National Association has transferred substantially all of its corporate trust business to U.S. Bank Trust Company, National Association and that U.S. Bank Trust Company, National Association as successor in interest has become and shall otherwise be deemed the Collateral Agent for all purposes under the Note Documents as if originally named therein. Without limiting the foregoing, each of the Purchasers and the Authorized Representative hereby irrevocably appoints U.S. Bank Trust Company, National Association to act on its behalf as the Collateral Agent under the Note Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms thereof, and to act as the agent of such Purchaser and the Authorized Representative for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Note Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto. The provisions of this Section are solely for the benefit of the Collateral Agent, the Authorized Representative and the Purchasers, and neither the Issuer nor any other Note Party shall have rights as a third-party beneficiary of any of such provisions. U.S. Bank Trust Company, National Association, in its capacity as the Collateral Agent, hereby reaffirms all of its respective obligations set forth in the Note Documents to which it is a party, and acknowledges that its respective covenants and other obligations set forth in the Note Documents to which it is a party remain in full force and effect.
8.
Counterpart Execution. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment by telefacsimile, email (PDF) or other electronic signature (including but not limited to DocuSign) shall be equally as effective as delivery of an original executed counterpart of this Amendment or such other document or instrument. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic signature (including but not limited to DocuSign) shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Authorized Representative, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.
Release. Each of the Note Parties hereby releases and forever discharges the Authorized Representative, the Purchasers, the Collateral Agent and their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as, the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Note Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Note Documents on or prior to the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any of the Note Parties may have or claim to have against any entity within the Lender Group.
10.
Acknowledgment and Reaffirmation. By its execution hereof, each of the Note Parties hereby expressly (a) acknowledges and agrees to the terms and conditions of this Amendment, (b) except as otherwise amended hereby, reaffirms all of its respective covenants and other obligations set forth in the Note Purchase Agreement and the other Note Documents to which it is a party, (c) ratifies and confirms all security interests previously granted by it to the Collateral Agent for the benefit of the Secured Parties under the Note Documents, as amended hereby, and (d) acknowledges that its respective covenants and other obligations set forth in the Note Purchase Agreement and the other Note Documents to which it is a party remain in full force and effect as amended hereby.
11.
Entire Agreement. This Amendment, and the terms and provisions hereof, the Note Purchase Agreement and the other Note Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
12.
Integration. This Amendment, together with the other Note Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.
13.
Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
14.
Costs and Expenses. As an inducement to the Authorized Representative and the Purchasers entering into this Amendment and as otherwise required under the Note Documents, Issuer hereby agrees to pay, following execution and delivery of this Amendment, all cost and expenses of the Authorized Representative and BPC Lending II LLC incurred in connection with this Amendment and the matters contemplated herein, including all reasonable attorney’s fees.
15.
Note Document. This Amendment shall constitute a Note Document for all purposes of the Note Purchase Agreement and the other Note Documents. Each reference in the Note Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Note Purchase Agreement in any other Note Document shall be deemed a reference to the Note Purchase Agreement as amended hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

ISSUER:	TERRAN ORBITAL OPERATING CORPORATION By: /s/ Gary Hobart Name: Gary Hobart Title: Chief Financial Officer and Treasurer

GUARANTORS:	TERRAN ORBITAL CORPORATION By: /s/ Gary Hobart Name: Gary Hobart Title: Chief Financial Officer Executive Vice President and Treasurer

TYVAK NANO-SATELLITE SYSTEMS, INC. By: /s/ Gary Hobart Name: Gary Hobart Title: Treasurer
PREDASAR CORPORATION By: /s/ Gary Hobart Name: Gary Hobart Title: Treasurer

AUTHORIZED REPRESENTATIVE: LOCKHEED MARTIN CORPORATION, as Authorized Representative

By: /s/ Casey A. French

Name: Casey A. French

Title: Director, Corporate Development

COLLATERAL AGENT: U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
(as successor in interest to U.S. Bank National Association)
solely for purposes of Sections 6 and 7

By: /s/ Brandon Bonfig

Name: Brandon Bonfig

Title: Vice President

PURCHASERS: LOCKHEED MARTIN CORPORATION, as a Purchaser

By: /s/ Casey A. French

Name: Casey A. French

Title: Director, Corporate Development

BPC LENDING II LLC, as a Purchaser

By: /s/ Allen Schweitzer

Name: Allen Schweitzer

Title: Executive Managing Director

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